UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2017

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, Ohio	43235
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:   (614) 985-3648

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K/A and unless otherwise indicated, the terms “the Company,” “Omega,” “we,” “us” and “our” refer to Omega Commercial Finance Corp. and its subsidiaries.

This Current Report on Form 8-K/A amends and restates the Company’s Current Report on Form 8-K with respect to the subject matter hereof, filed on March 8, 2017, in its entirety.

Item 3.02

Unregistered Sales of Equity Securities.

On March 7, 2017, we sold 160,000 shares of our Series Z preferred stock (the “Shares”) to Partners South Holdings LLC (the “Purchaser”) in a private transaction for $400,000 or $2.50 per Share.  The Purchaser is an affiliate of Timothy J. Fussell, Ph.D., our Executive Vice President of Corporate Business Affairs.

The Company offered and sold the Shares to the Purchaser in an exempt transactions pursuant to Section 4(a)(2) the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder.  The Purchaser, as an affiliate of an executive officer of Omega, is an “accredited investor” as defined in Rule 501(a) and in a Subscription Agreement entered into with Omega (the “Subscription Agreement”), represented that it was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.  No commissions or placement fees were paid in connection with the offer and sale of the Shares.  A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The proceeds from the sale of the Shares will be used for acquisition by Omega of a specific targeted asset and for working capital and other general corporate purposes.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No	Description

10.1	Subscription Agreement between Omega and Partners South Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2017	OMEGA COMMERCIAL FINANCE CORP.

	By:	/s/Todd C. Buxton
Todd C. Buxton, Chief Executive Officer